NYNEX 1995 STOCK OPTION PLAN


























Date:  March, 1994



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                       Table of Contents


NYNEX 1990 Stock Option Plan..............................1

   Article I Purpose......................................1

   Article II Definition..................................1

   Article III Shares Subject to the Plan.................1

   Article IV Administration..............................1

   Article V Eligibility..................................2

   Article VI Terms of Options............................2

   Article VII Limitations on Grants and Exercise of ISOs.6

   Article VIII Adjustments...............................6

   Article IX Change in Control...........................7

   Article X Amendment and Termination of Plan............8

   Article XI Government and Other Regulations............9

   Article XII Miscellaneous Provisions...................9

   Article XIII Stockholder Approval and Effective Dates.10



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                  NYNEX 1995 Stock Option Plan


Set forth below is the NYNEX 1995 Stock Option Plan:

                           Article I

Purpose
1.1 The purpose of NYNEX 1995 Stock Option Plan (the "Plan") is to provide opportunities for selected key employees of NYNEX Corporation (the "Company") and its subsidiaries to purchase shares of common stock of the Company and to benefit from the appreciation thereof. The Plan is intended to provide an increased incentive for these employees to contribute to the future success and prosperity of the Company, thus enhancing the value of the stock for the benefit of the Company's stockholders. In addition, the Plan is intended to increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend. The Plan replaces the predecessor NYNEX 1990 Stock Option Plans which expired on December 31, 1994.

                           Article II

Definition
2.1 As used in the Plan, the term "subsidiary" shall have the meaning assigned to such term in Section 424 of the Internal Revenue Code of 1986, as amended (the
    "Code"), or any successor provision, and shall include any corporation which becomes a subsidiary after the date of adoption of the Plan.

                          Article III

Shares Subject to the Plan
3.1 The total number of shares of common stock of the Company ("Common Stock") which may e issued under the Plan shall not exceed 8,000,000, subject to adjustment in accordance with Article VIII of the Plan. These shares may be authorized and unissued shares or Treasury shares, as the Board of Directors of the Company (the "Board") may from time to time determine. If an option granted under the Plan ("Option") or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such Option shall be available for future grants of Options. For purposes of this Section 3.1. Options paid for through the delivery of shares pursuant to Section 6.7(b) of the Plan shall be treated as having expired or terminated without having been exercised in full. An Option, or portion thereof, exercised through the election of a Stock Appreciation Right pursuant to
    Section 6.8 of the Plan shall be treated, for the purposes of this Article, as though the Option, or portion thereof, had been exercised through the purchase of Common Stock, with the result that the shares of Common Stock subject to the Option, or portion thereof, that was so exercised shall not be available for future grants of Options.

                           Article IV

Administration
4.1 The Plan shall be administered by the Committee on Benefits of the Board (the "Committee"). The Committee shall be composed of not less than two directors, all of whom are "disinterested persons" within the meaning of Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended.


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4.2 The Committee shall administer, construe and interpret the
    Plan, establish and amend rules and regulations for administration of the Plan, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

4.3 The Committee shall have full power to grant Options subject to the provisions of the Plan, and shall, in its discretion, determine which employees of the Company and its subsidiaries shall be granted Options, the number of shares of Common Stock subject to any such Options, the dates after which Options may be exercised, in whole or in part, and the terms and conditions of the Options (including whether Stock Appreciation Rights described in Section 6.8 of the Plan and/or Dividend Equivalent Rights described in Section 6.9 of the Plan shall be provided with respect to an Option). No employee of the Company or its subsidiaries shall have any claim or right to be granted an Option, and there shall be no obligation on the part of the Committee, in granting Options, to treat eligible employees uniformly.

4.4 The Plan limits the maximum number of Options that may be granted in any one year *(a) to the Chief Executive Officer of NYNEX and (b) to each of the other
    Executive Officers required to be named in NYNEX's proxy statement with respect to the preceding year, pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), to 10% of the total number of Options granted under the Plan in such year.

4.5 Any claim under the Plan by an employee to whom as Option was granted ("Optionee") shall be presented to the Committee. The Committee shall determine conclusively all questions arising out of or in connection with the interpretation and administration of the Plan, and the Committee's decision shall be final and binding on all parties.

                           Article V

Eligibility
5.1 Options may be granted to key employees of the Company and its subsidiaries. Key employees will comprise, in general, those who contribute to the management, direction and overall success of the Company and its subsidiaries, including those who are members of the Board. Members of the Board who are not employees of the Company or a subsidiary shall not be eligible for Option grants.

                           Article VI

Terms Of Options
6.1 Incentive and Nonstatutory Stock Options: In the discretion of the Committee, Options may be granted as either (a) options that comply with the requirements for an incentive stock option ("ISO") set forth in Section
    422A of the Code, or (b) options that do not comply with such requirements ("NSO"). Options which qualify as ISOs shall be designated as ISOs and other options shall be designated as NSOs.

6.2 Option Agreement: All Options shall be evidenced by written agreements executed by the Company and the Optionee (the "Option Agreements"). Option Agreements shall be subject to the applicable provisions of the Plan, and shall
    contain such provisions as are required by the Plan
    and any other provisions the Committee may prescribe which are not inconsistent with the Plan. All Option Agreements shall include the nontransferability provisions of
    Section 6.11 of the Plan and shall specify the total
    number of shares of Common Stock subject
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    to each grant, the purchase price of a share of Common Stock under an Option (the "Option Price"), the expiration date for the Option fixed by the Committee ("Expiration
    Date"), and whether the Option is an ISO or an NSO.

6.3 Option Price: The Option Price shall not be less than the Fair Market Value of a share of Common Stock on the Date the Option is granted. The "Fair Market Value" shall be deemed, for all purposes under this Plan, to be the mean between the high and low sale prices (rounded up to the nearest whole cent) of the Common Stock as quoted by the New York Stock Exchange--Composite Transactions listing for the date as of which value is to be determined, or if there is no such quote for that date, then on the last preceding date on which such quote was reported. In no event shall the Option Price be less than the par value of a share of Common Stock.

6.4 Period of Exercise: The Committee shall determine the dates after which Options may be exercised in whole or in part.
    If Options are exercisable in installments, installments or portions thereof that are exercisable and not exercised shall accumulate and remain exercisable.
    The Committee may also amend an Option to accelerate the dates after which Options may be exercised in whole or in part. However, except as set forth in Article VIII and IX, no Option or portion thereof shall be exercisable prior to the first anniversary of the date the Option is granted or after the Expiration Date.

6.5 Expiration Date of ISO: The Expiration Date of an ISO may be be later than the day preceding the tenth anniversary of the date on which the ISO was granted.

6.6 Special Rules Regarding ISOs Granted to Certain Employees:
    Notwithstanding any contrary provisions of Section 6.3 and 6.4 of the Plan, no ISO shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary, unless (a) the Option Price under such Option is at least 110 percent of the Fair Market
    Value of a share of Common Stock on the date the Option is granted and (b) the Expiration Date of such Option is a date not later than the day preceding the fifth anniversary of the date on which the Option is granted.

6.7 Manner of Exercise and Payment: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company (on a form to be provided by the Company), and payment of the full price of shares being purchased pursuant to the Option. An Optionee may exercise an Option with respect to less than the full number of shares of which the Option may then be exercised, but an Optionee must exercise the Option in full shares of Common Stock. The Price of Common Stock purchased pursuant to an Option, or portion thereof, may be paid:
    a. in United States dollars in cash or by check, bank draft or money order payable to the order of the Company;
    b. through the delivery of shares of Common Stock with an aggregate Fair Market Value on the date of exercise equal to the Option Price;
    c. by any combination of the above methods of payment; provided, however, that the Committee shall determine acceptable methods for tendering Common
       Stock as payment upon exercise of an Option and may, in its discretion, limit or prohibit the use of Common Stock to pay the Option Price.

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    d. In instances where Shares have been surrendered in full or partial payment of an exercise, a new grant of Nonstatutory Options may be made concurrently, with the number of Options granted equal to the number of Shares surrendered. A grant made under these circumstances will be exercisable after six months, have an Option price equal to the fair market value of Common Stock on the date of the new grant and have the same expiration date as the Options being exercised.

6.8 Stock Appreciation Rights: The Committee may, in its discretion, provide an Optionee with an alternate means of exercising an Option, or a designated portion thereof, by granting the Optionee a Stock Appreciation Right. With respect to an ISO, a Stock Appreciation Right may be provided only at the time the Option is granted; with respect to an NSO, a Stock Appreciation Right may be provided at or after the grant of the Option. A Stock Appreciation Right is a right to receive, upon exercise of an Option or any portion thereof and inlieu of the Optionee's right to purchase shares of Common Stock upon such exercise, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, multiplied by the number of shares of Common Stock that the Optionee would have received had the Option or portion thereof been exercised through the purchases of shares of Common stock at the Option Price. An Option or portion thereof may be exercised through election of a Stock Appreciation Right only if such Option or portion thereof has been designated as exercisable in this alternative manner, such Option or portion thereof is otherwise exercisable, and the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price. Payment of a Stock Appreciation Right shall, in the Committee's sole discretion, be made:
    a. in United States dollars in cash or by check, bank draft or money order payable to the order of the Optionee;
    b. through the delivery of shares of Common Stock with and aggregate Fair Market Value on the date of exercise equal to the amount payable with respect to the Stock Appreciation Right;
    c. by any combination of the above methods of payment.

6.9 Dividend Equivalent Rights: At the time an Option is granted, the Committee may, in its discretion, grant Dividend Equivalent Rights with respect to the Option. When such Dividend Equivalent Rights are granted, the Company shall establish an account in the name of the Optionee (the "Account") to which Dividend Equivalent amounts shall be credited to the extent provided hereinafter. If an Option with Dividend Equivalent
    Rights is unexercised in whole or in part on any dividend record date for Common Stock which occurs during the five year period following the grant of the Option, the Account shall be credited on the dividend record date with an amount equal to the dividend declared on the number of shares of Common Stock equal to the number of shares subject to such unexercised Option or the unexercised portion thereof (regardless of whether such Option or portion thereof is currently exercisable). Amounts credited to the Account shall accrue without interest or other earnings thereon and shall be paid proportionately to the Optionee in cash at the time, and only in the event that, the Option , or a portion thereof, is exercised either through the purchase of Common Stock pursuant to Section 6.7 of the Plan or the election of a Stock Appreciation Right pursuant to
    Section 6.8 of the Plan. Any balance in the Account shall be forfeited if and when the related Option expires unexercised or terminates for any reason provided for in the Plan.


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6.10   Withholding of Taxes: The Committee may, in its
       discretion, require an Optionee to pay to the Company at the time of exercise, or at such later date as the Committee shall specify, such amount as the Committee deems necessary to satisfy the obligation of the Company or a subsidiary to withhold Federal, State or local income or other taxes incurred by reason of the exercise, the transfer of shares thereupon, or a subsequent disposition of the shares acquired by exercise.

6.11 Nontransferability of Options: Each Option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder, including any Stock Appreciation Right provided under
       Section 6.8 of the Plan, shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and the Option shall thereupon become null and void.

6.12   Cessation of Employment of Optionee:
    a. Cessation of Employment other than by Reason of Retirement, Disability, Death or Certain
       Transfers: If an Optionee shall cease to be employed by the Company or a subsidiary otherwise than by reason of Retirement, Disability, death, or transfer to Bell Communications Research, Inc.
       ("BCR"), each Option held by the Optionee, together with all rights hereunder, shall terminate on the date of cessation of employment, to the extent not previously exercised. For purposes of the Plan:
       (i) the term "Retirement" shall mean retirement with a Service Pension as defined in the NYNEX
            Management Pension Plan, or, in the case of an Optionee who subsequently becomes employed by BCR, retirement with a Service Pensions as defined in the Bell Communications Research Management Pension Plan;
       (ii) the term "Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code; and
       (iii) the transfer of an optionee from the Company to a subsidiary, from a subsidiary to the Company, or from one subsidiary to another shall not be treated as a cessation of employment and shall not affect Options previously granted under the Plan.
    b. Cessation of Employment by Reason of Transfer to BCR: If an Optionee shall cease to be employed by the Company or a subsidiary by reason of a transfer to BCR:
       (i)  such transfer shall not affect outstanding Options
            as long as the Optionee remains employed by BCR;
       (ii) if the Optionee shall cease to be employed by BCR by
            reason of a transfer to the Company or any of its
            subsidiaries, outstanding Options shall not be affected; and
       (iii) if the Optionee shall cease to be employed by BCR for any reason other than Retirement, Disability, death, or transfer to the Company or a subsidiary, each Option held by the Optionee, together with all rights hereunder, shall terminate on the date of cessation of employment, to the extent not previously exercised.
    c. Cessation of Employment by Reason of Retirement or
       Disability: If an Optionee shall cease to be employed by the Company, a subsidiary, or BCR by reason of Retirement or Disability, each Option held by the Optionee shall be exercisable according to its terms until the later of: (i) the third anniversary of the date of the cessation of the Optionee's employment, or (ii) the third anniversary of the date of the Optionee's death if death should occur within three years after cessation of employment, provided, however, that in no event shall an Option be exercisable after its Expiration Date. After the periods specified above, all such Options shall terminate together with all rights hereunder, to the extent not previously exercised. Notwithstanding the foregoing, if an Optionee shall cease to be employed by the Company, a subsidiary, or BCR by reason of Disability or Retirement, each Option held by the Optionee, together with all rights hereunder, shall immediately terminate in the event that such Optionee, without the advance consent of the Committee, should become associated with, employed by, render services to or acquire an interest (other than an insubstantial interest as an investor) in any business that is competitive with (i) the Company, an subsidiary, or BCR, or (ii) a business in which the Company, an subsidiary, or BCR has a substantial direct or indirect interest.
    d. Cessation of Employment by reason of Death: In the event of the death of the Optionee while employed by the Company, a subsidiary, or BCR, an Option may be exercised at any time or from time to time prior to the earlier of the Expiration Date, or the third anniversary of the date of the Optionee's death.
    e. Successors of Optionees: Any person or persons to whom an Optionee's rights under an Option have passed by will or by the applicable laws of descent and distribution shall be subject to all terms and conditions of the Plan and the Option applicable to the Optionee.

6.13 Notification of Sales of Common Stock: Any Optionee who disposes of shares of Common Stock acquired upon the exercise of an ISO either (a) within two years after the date of the grant of the ISO under which the stock was acquired or (b) within one year after the transfer of such shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.

                           Article VII

Limitation on Grants and Exercise of ISOs
7.1 The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock for which any employee may first exercise ISOs granted under this Plan and all other stock option plans of the Company and/or its subsidiaries, in any calendar year, shall not exceed $100,000 or such other amounts or limitation as may be provided from time to time by the Code or any regulations promulgated thereunder.

               Article VIII

Adjustments
8.1 If (a) the Company shall at any time be involved in a transaction to which Section 425(a) of the Code or any successor provision is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock; or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Options, the Committee shall forthwith take any such action as in its judgment shall be necessary or desirable
    (i) to increase the number of shares which may be issued under the Plan and (ii) to preserve the Optionee's rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares of Common
    Stock subject to outstanding Options, the number of shares available under Article III above shall be increased or decreased, as the case may be, proportionately. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger or consolidation in which the Company is not the surviving corporation or in which the Company survives only as a wholly owned subsidiary of any corporation, each Option and related Stock Appreciation Right granted under the Plan shall terminate; but, irrespective of whether or not the Option has been outstanding for the one year period required under the provisions of Section 6.4 of the Plan, the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his or her option or related Stock
    Appreciation Right in whole or in part to the extent it shall not have been exercised, without regard to any installment provisions.

8.2 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. The judgment of the Committee with respect to any matter referred to in this Article shall be conclusive and binding upon each Optionee, and outstanding Option Agreements shall be deemed modified to the extent necessary to reflect any such judgment. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

                           Article IX

Change in Control
9.1 If a "Change in Control" occurs, then:
    a. all Options and Stock Appreciation Rights previously granted to Optionees under the Plan shall become fully exercisable as of the date of the Change in Control, whether or not otherwise exercisable and vested as of that date;

    b. each Optionee whose employment by the Company and subsidiaries is involuntarily terminated without cause (as defined below) during the portion of the calendar year which remains following a Change in Control or the two immediately following calendar years may exercise any Option or Stock Appreciation Right previously granted to him or her under the Plan at any time during the five years next following the date of his or her termination of employment (or, if less, the period remaining on the original term of the Option or Stock Appreciation Right); and

    c. each Optionee who is deemed by the Committee to be a statutory officer or insider subject to Section 16 of the Securities Exchange Act of 1934 may, at any time during the ninety business days next following the Change in Control, in lieu of exercising his or her Options, elect to receive a cash payment equal to the positive difference between (x) the aggregate purchase price of the shares for which such election is made, and (y) the highest aggregate
       Fair Market Value of the Common Stock with respect to such shares which occurs during the period beginning thirty days prior to the Change in Control and ending thirty days after the Change in Control, or in the case of Incentive Stock Options the maximum permissible without disqualifying such Options. In the event of an offer or exchange in which fewer than all the shares which have been validly tendered or exchanged are accepted, then the Committee may limit the number of shares subject to cash payment in lieu of purchase to that portion of the shares that results from multiplying the number of shares subject to options by a fraction, the numerator of which is the number of shares of Common Stock acquired pursuant to the offer or exchange and the denominator of which is the number of shares tendered in response to such offer.

9.2 For purposes of this Article IX, the term "cause" means an Optionee's willfully engaging in conduct materially injurious to the Company or any subsidiary or the willful and continual failure by an Optionee to substantially perform the duties assigned to him or her (other than any failure resulting from the Optionee's incapacity due to physical injury or illness or mental illness), which failure has not been corrected by the Optionee within thirty days after receipt of a written notice from the Chief Executive Officer or Board of Directors of his or her employer specifying the manner in which the Optionee has failed to perform such duties. No act, or failure to act, by an Optionee shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company and its subsidiaries.

9.3 For purposes of determining the rights of any Optionee under the Plan, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:
    a. any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than
       (i) a trustee or other fiduciary of securities held under an employee benefit plan of the Company, or
       (ii) the Optionee or any person acting in concert with the Optionee becomes a beneficial owner, directly or indirectly, of stock of the Company representing fifteen percent or more of the total voting power of the Company's then outstanding stock;
    b. a tender offer is made for the stock of the Company, which has not been approved by the Board of Directors of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing fifteen percent or more of the total voting power of the Company's stock; or
    c. during any period of twenty-four consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new Director(s) whose selection by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the Beginning of the period or whose election or nomination for election was previously so approved.

    The occurrence of a Change in Control shall not, of itself, result in a termination of the Plan or affect any provisions of the Plan except as specifically provided in this Article IX.

                           Article X

Amendment and Termination of Plan
10.1 The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part of amend it in such respects as the Board may deem appropriate, provided, however, that no such amendment shall be made which would, without approval of the stockholders:
    a. materially modify the eligibility requirements for receiving Options;
    b. increase the total number of shares of Common Stock which may be issued pursuant to Options, except as is provided for in accordance with Article VIII of the Plan;
    c. reduce the minimum Option Price;
    d. extend the period of granting Options; or
    e. materially increase in any other way the benefits accruing to Optionees.

10.2 No amendment, suspension or termination of the Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to an Optionee under the Plan, except as provided in Section 6.12(c) of the Plan, and further, if the Optionee has divulged or appropriated to his or her own use or to the use of others any secret or confidential information or knowledge, pertaining to the business of the Company, a subsidiary, or BCR obtained by the Optionee while he or she was employed by any of them, then each Option held by the Optionee, together with all rights hereunder, shall immediately terminate.

10.3 The Committee may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

                           Article XI

Government and Other Regulations
11.1 The obligation of the Company to issue or transfer and deliver shares for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect and required by governmental entities and the stock exchanges on which Common Stock is traded. Any such issuance, transfer or delivery of shares may be delayed until the above requirements are satisfied, and any shares distributed under the Plan shall be subject to such restrictions and conditions on disposition as the Committee, on the advice of counsel for the Company, shall determine to be desirable or necessary under applicable law.

                          Article XII

Miscellaneous Provisions
12.1   Plan Does Not Confer Employment or Stockholder Rights:
       The right of the Company and its subsidiaries to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's employment at any time at subsidiary and the Optionee, is specifically reserved. Nether the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a stockholder with respect to the shares subject to each Option, except to the extent that, and until, such shares shall have been issued upon the exercise of each Option.

12.2   Use of Exercise Proceeds: Payments received from
       Optionees upon the exercise of Options shall be used for the general corporate purposes of the Company, except that any stock received in payment may be retired, or retained in the Company's Treasury and reissued.

12.3 Indemnification: In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith;
       provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

12.4 Applicable Law: The Plan shall be governed by Federal law and the laws of the State of New York applicable to contracts made and to be performed in New York.

                          Article XIII

Stockholder Approval and Effective Dates
13.1 This Plan has been adopted by the Board effective as of January 1, 1995. However, if the NYNEX 1995 Long Term Incentive Program is not approved within one year after the date of its adoption by the Board by the vote at a meeting of the stockholders of the Company of the holders of a majority of the outstanding shares of the Common Stock entitled to vote, this Plan and all Options shall terminate at the time of that meeting of stockholders, or, if no such meeting is held, after the passage of one year from the date the NYNEX 1995 Long Term Incentive Program was adopted by the Board. Options may not be granted under the Plan after December 31, 1999.